REGISTRATION NO. 33-
     ==========================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                   ---------------
                                      FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                   ---------------

                              THE MONTANA POWER COMPANY
               (Exact name of registrant as specified in its charter)


                     MONTANA                           81-0170530
           (State or other jurisdiction                (I.R.S. Employer
        of incorporation or organization)              Identification No.)

                                  40 EAST BROADWAY
                                BUTTE, MONTANA  59701
                                   (406) 723-5421

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ---------------

         D. T. BERUBE,           J. P. PEDERSON,        M. E. ZIMMERMAN, ESQ.
     CHAIRMAN OF THE BOARD     VICE PRESIDENT AND        VICE PRESIDENT AND
          AND CHIEF          CHIEF FINANCIAL OFFICER       GENERAL COUNSEL
      EXECUTIVE OFFICER          THE MONTANA                 THE MONTANA
         THE MONTANA             POWER COMPANY              POWER COMPANY
        POWER COMPANY          40 EAST BROADWAY           40 EAST BROADWAY
      40 EAST BROADWAY       BUTTE, MONTANA 59701       BUTTE, MONTANA 59701
    BUTTE, MONTANA 59701        (406) 723-5421            (406) 723-5421
       (406) 723-5421

                                ROBERT G. SCHUUR, ESQ.
                                   REID & PRIEST LLP
                                  40 WEST 57TH STREET
                               NEW YORK, NEW YORK  10019
                                    (212) 603-2114

           (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                   ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [x]

                                   ---------------

                           CALCULATION OF REGISTRATION FEE

     ===========================================================================
       Title of
      Each Class                                       Proposed       Proposed
     of Securities      Amount          Maximum         Maximum     Amount of
         to be           to Be      Offering Price     Aggregate    Registration
      registered      Registered       per Unit*    Offering Price*      Fee
     ---------------------------------------------------------------------------
     Common Stock  2,000,000 Shares   $22.6875        $45,375,000    $15,646.53
     ===========================================================================
     *ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

     PURSUANT TO RULE 429, THE COMBINED PROSPECTUS FILED HEREWITH ALSO RELATES TO REGISTRATION NO. 33-64922.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
     ==========================================================================

     PROSPECTUS

                              THE MONTANA POWER COMPANY
                    DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               SHARES OF COMMON STOCK

     Daniel T. Berube
     Chairman of the Board

     Dear Participant or Prospective Participant:

        We are pleased to send you this Prospectus describing our Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"). The Plan provides investors with an economical and convenient method of acquiring shares of the Company's common stock. Participation in the Plan is open to (1) shareholders of record of the common and preferred stock of the Company, (2) to the extent described below, beneficial owners of the common and preferred stock of the Company, (3) employees of the Company and its subsidiaries, and (4) other interested investors (including Montana Utility customers of the Company) who are resident in the states listed herein.

          The Plan permits participants to: (a) reinvest dividends on all or any specified number of shares of common and/or preferred stock held through certificates registered in their own names or through the Plan in additional shares of common stock, (b) purchase shares of common stock with optional cash payments, automatic monthly electronic funds transfers from their banks or, in the case of employees, automatic payroll deductions, and (c) deposit their certificates for shares of common stock and preferred stock into their Plan accounts for safekeeping.

        Beneficial owners whose shares are held by brokers or other nominee shareholders of record may participate only in the reinvestment of dividends to purchase a whole number of shares and only through participation by their brokers or other nominees.

        Employees may join the Plan by authorizing, at the time of enrollment, optional cash payments through automatic payroll deductions of at least $10 per deduction.

        In order to join the Plan, other interested investors (including Montana utility customers of the Company), at the time of enrollment, must make an initial cash payment of not less than $100 ($50 in the case of Montana utility customers) nor more than $60,000.

        Shareholders of record, employees and other interested investors who wish to join the Plan may enroll at any time by completing an Authorization Form and returning it to: Plan Administrator, Investor Services, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394. Participants who wish to make optional payments by means of electronic funds transfers may do so by completing and returning an Automatic Cash Payment Form. These forms may be obtained by writing to the Plan Administrator, Investor Services, or by calling (out of Montana) 1-800-245-6767 or (in Montana) 1-800-325-6767.

        We suggest that you retain this Prospectus for future reference.

        Shareholders not participating in the Plan will continue to receive dividends, as declared by the Board of Directors, by electronic funds transfer or check.

                                        Sincerely,

                                        Daniel T. Berube
                                        Chairman of the Board


               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
                 STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
                   OR ANY STATE SECURITIES COMMISSION PASSED UPON
                    THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                         ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.

            The date of this Prospectus is                      , 1995.

                                AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., as well as at the following regional offices: 13th Floor, Seven World Trade Center, New York, New York, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The common stock is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected at such Exchanges.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Commission:

        The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

        The Company's Current Reports on Form 8-K, dated February 27 and March 24, 1995.

        All reports and other documents filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such reports and documents.

        The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus shall have been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the Plan Administrator, Investor Services, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, telephone (out of Montana) 1-800-245-6767 or (in Montana) 1-800-325-6767.


                                     THE COMPANY

        The Montana Power Company (the "Company") is the issuer of the additional shares of common stock offered hereby. The principal executive offices of the Company are located at 40 East Broadway, Butte, Montana 59701-9394.


                                   USE OF PROCEEDS

        For so long as the Plan shall utilize authorized but unissued shares of common stock purchased from the Company, the net proceeds received by the Company from the sale of such shares will be used for general corporate purposes. During 1994, the Company sold 989,263 shares under the Plan for which it received $23,642,540. The Company has no basis for estimating the number of shares of common stock that the Company will sell through the Plan or the prices at which such shares will be sold. Should Plan shares be purchased by a broker in the open market or through negotiated transactions, the Company will not receive any of the proceeds from the sales of such shares.


                                      THE PLAN

        The Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") is as follows:

     PURPOSE

        The purpose of the Plan is to provide participants in the Plan with
     (a) a simple and convenient method of reinvesting all or a portion of their cash dividends and/or investing optional cash payments in additional shares of

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


     the Company's common stock, and (b) a means for the safekeeping of their shares of the Company's common and preferred stock now represented by stock certificates. To the extent that shares are purchased from the Company, the Company will use the proceeds for general corporate purposes.

     ADVANTAGES

        Upon joining the Plan, Participants may (a) reinvest dividends on all shares of common and/or preferred stock held through certificates registered in their own names or through the Plan in additional shares of common stock, (b) reinvest dividends on a specified number of shares of common and/or preferred stock held in their names or through the Plan in additional shares of common stock and continue to receive cash dividends on the remaining shares, and (c) invest optional cash payments of not less than $10 per payment nor more than $60,000 per year to purchase additional shares of common stock.

        At present, there are no service charges for participating in the Plan (see "Costs"). For so long as the Plan continues to purchase shares from the Company, participants will not pay any commissions on shares purchased through the Plan. However, should the Plan purchase shares on the open market or in negotiated transactions through one or more broker-dealers appointed by the Company to act as independent agents of participants for such purpose (the "Broker"), participants would pay commissions on those shares. Because of the volume of shares purchased through the Plan, commissions should be less than those which participants otherwise would pay should they purchase, individually, a like number of shares.

        Full investment of funds is possible under the Plan because fractional shares, as well as full shares, are credited to participants' accounts. In addition, dividends on fractional shares, as well as full shares, are credited to participants' accounts.

        Participants may make optional cash payments automatically by authorizing their banks to make such payments monthly from their accounts by means of electronic funds transfers. Employees may make optional cash payments automatically by authorizing payroll deductions.

        Participants may deposit their certificates for shares of the Company's common and preferred stock into the Plan for safekeeping.

        All shares purchased through the Plan are held by the Custodian (see "Administration") and credited to participants' accounts under the Plan. Statements reflecting each purchase for a participant are furnished to that participant and provide simplified recordkeeping. Participants are relieved of the responsibility for the safekeeping of certificates for shares purchased through the Plan or deposited into the Plan.

        At the request of a participant, either common shares held in his or her account will be sold and the net proceeds remitted to that participant or certificates for common or preferred shares held in such account registered in the participant's name will be issued to such participant.

        As described hereinafter, there are certain limitations upon participation in the Plan by beneficial owners whose shares are registered in the names of brokers or other nominee shareholders of record.

     ADMINISTRATION

        The Plan Administrator administers the Plan for participants, keeps records, sends statements of account to participants, monthly, in the case of optional cash purchases, and quarterly, in the case of dividend reinvestment, and performs other duties relating to the Plan. The Company
     is the Plan Administrator.   Should the Plan purchase shares on the open
     market or in negotiated transactions, the Company will appoint the Broker which will act as the independent agent of participants. The Company, as Custodian of the Plan, holds shares acquired under the Plan and shares deposited into the Plan for safekeeping. The Company may resign as Plan Administrator or as Custodian at any time upon the appointment of a successor.

        All communications concerning the Plan should be directed by mail or telephone to the Plan Administrator as follows:

        Plan Administrator, Investor Services
        The Montana Power Company
        40 East Broadway
        Butte, Montana 59701-9394
        Telephone:  (out of Montana) 1-800-245-6767 or (in Montana)
                    1-800-325-6767
        Fax:   (406) 497-2149

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


     PARTICIPATION

     Shareholders of Record

        All of the Company's common and/or preferred shareholders of record may join the Plan by completing an Authorization Form and returning it to the Plan Administrator, Investor Services. In order to be eligible to participate in the Plan as a shareholder of record, beneficial owners of shares of common and/or preferred stock whose shares are registered in names other than their own must become shareholders of record by having some or all of these shares transferred to their names.

     Beneficial Owners

        Beneficial owners whose shares are held by brokers or other nominee shareholders of record may participate in the dividend reinvestment portion of the Plan, if their brokers or other nominees elect to join the Plan on their behalf. Reinvestment of dividends is limited to the purchase of whole shares. Optional cash payments may not be made.

        Brokers and other nominees may participate on behalf of beneficial owners by completing a Broker and Nominee Authorization Form and returning it to the Plan Administrator, Investor Services. If the Plan Administrator receives written instructions from a broker or nominee shareholder by the fifth business day following each dividend record date, the Plan Administrator reinvests that dividend in accordance with those instructions. The reinvestment of dividends is limited with respect to each account designated on such Form to the purchase of the largest number of whole shares that can be purchased with the dividends attributable to such account. Any funds remaining after reinvestment are remitted to the broker or other nominee. A dividend check is mailed to the broker or nominee in the usual manner for all shares for which reinvestment instructions are not received by the Plan Administrator. Standing instructions are not permitted.

        Since the Plan Administrator does not maintain records as to, or hold shares for the accounts of, beneficial owner participants, such participants must look to their brokers or other nominees for records of their participation and with respect to the sale of shares purchased with reinvested dividends or the receipt of certificates therefor.

     Employees

        Employees of the Company or any of its subsidiaries may join the Plan and may make regular optional cash payments through payroll deductions by completing the Employee Authorization Form and the Employee Payroll Deduction Form and sending them to the Plan Administrator, Investor Services. However, if an employee participant who has chosen Payroll deductions receives a hardship withdrawal under the Company's Deferred Savings and Employee Stock Ownership Plan, such deductions will be suspended for twelve months.

        Payroll deductions must be in an even dollar amount, not less than $10 per deduction and not more than $60,000 per year. Payroll deductions may be increased, decreased or terminated by an employee at any time by executing a new Employee Payroll Deduction Form and sending it to the Investor Services Department.

     Other Interested Investors, Including Montana Utility Customers of the Company

        Other interested investors (including Montana utility customers of the Company) who are individuals domiciled, or which are corporations or other legal entities whose principal places of business are, in the States of California, Colorado, Georgia, Illinois, Louisiana, Minnesota, Montana, New Mexico, New York, Ohio, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Utah and Wisconsin, may join the Plan by completing an Authorization Form and returning it to the Plan Administrator, Investor Services accompanied with a cash payment of not less than $100 ($50 in the case of Montana Utility customers of the Company) nor more than $60,000.

        Montana utility customers of the Company are individuals domiciled in Montana and corporations and other legal entities whose principal places of business are in Montana and for whose account public utility services are rendered by the Company.

        From time-to-time, the Company may qualify shares for offering under the Plan to other interested investors located in additional states. Other interested investors located in foreign countries may not join the Plan until such time as they shall have become either shareholders of record or beneficial owners.

     FORMS

        Authorization Forms, Broker and Nominee Authorization Forms, Employee Authorization Forms, Employee Payroll Deduction Forms, Cash Payment Forms, Automatic Cash Payment Forms, Safekeeping Authorization Forms and instructions may be obtained, at any time, from the Plan Administrator, Investor Services.

     PURCHASES

        Shares purchased under the Plan are authorized but unissued shares of common stock purchased from the Company, outstanding shares purchased by the Broker in the open market or through negotiated transactions, or both. Periodically, the Company may change the source of such purchases.

     Purchases from the Company

        Shares purchased from the Company with reinvested dividends on the common and preferred stock are purchased and credited to participants' accounts as of each dividend payment date. Dividend payment dates for both the common and preferred stock usually are the first days of February, May, August and November. Shares purchased from the Company with optional cash payments received by the Company by the twenty-seventh day of any month are purchased and credited to participants' accounts as of the first day of the following month. Optional cash payments received by the Company subsequent to the twenty-seventh day of any month will be used to purchase shares as of the first day of the second following month. For example, an optional cash payment received on or after April 28 will be used to purchase shares on June 1. No interest is paid on optional cash payments received and held by the Plan Administrator prior to investment.

     Market Purchases

        When the Plan purchases shares through the Broker, reinvested dividends are used by the Broker to purchase shares during the periods commencing on the fifth business day prior to the first days of February, May, August and November and ending at the discretion of the Broker, but no later than the fifteenth business days of such February, May, August and November. Optional cash payments received by the twenty-seventh day of any month are used by the Broker to purchase shares during a period commencing on the twenty-eighth day of such month and ending on the earlier of the tenth business day of the following month or, if the following month is a month in which a common stock ex-dividend date occurs, the day preceding the ex-dividend date. However, the Broker will not purchase any shares in the open market on any day on which the market price of the common shares will be the basis for determining the price of shares purchased from the Company. The number of shares purchased with reinvested dividends and optional cash payments on any day during each purchase period and the prices paid for such shares are determined by the Broker.

        Each purchase date described above in "Purchases from the Company" and each of the periods for purchasing shares described above in "Market Purchases" is hereinafter referred to as a "Purchase Period."

     ENROLLMENT AND OPTIONAL CASH PAYMENT DEADLINES

        If any Authorization Form directing reinvestment of dividends is received by the Plan Administrator on or prior to a dividend record date, that dividend is reinvested in accordance with the participant's instructions in shares of common stock and such shares are credited to the participant's account. If the Authorization Form is received by the Plan Administrator after such record date, that dividend is paid in cash and reinvestment begins with the next dividend. The record dates for the payment of dividends on common and preferred stock are customarily three weeks prior to the dividend payment dates. Common and preferred stock dividend payment dates usually are the first days of February, May, August and November.

        For example, in the case of a common stock dividend paid by the Company on May 1, for which the record date was April 10, if the Authorization Form directing reinvestment is received by the Plan Administrator on or prior to April 10, the May 1 dividend will be reinvested in shares of common stock which will have been credited to the participant's account as of May 1. Optional cash payments received as late as April 27 also will be invested in shares of common stock which will be credited to the participant's account as of May 1. However, if the Authorization Form will be received by the Plan Administrator after April 10, the May 1 dividend will be paid in cash and reinvestment will not begin until the next dividend. Likewise, if an optional cash payment was received by the Plan Administrator after April 27, it will be held and invested with May optional cash payments and credited to the participant's account as of June 1.

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


        A participant may, without withdrawing from the Plan, have any optional cash payment returned upon written request received by the Plan Administrator prior to the twenty-eighth day of the month preceding the investment of that payment.

     NUMBER OF COMMON SHARES PURCHASED FOR PARTICIPANTS

        The number of shares purchased for each participant during any Purchase Period depends on (a) the amount of the participant's dividends to be reinvested and optional cash payments to be invested, and (b) the price of the shares of common stock purchased, including, in the case of purchases made through the Broker, the brokerage commissions. Each participant's account is credited with that number of shares, including any fractional share computed to three decimal places, equal to the total amount of dividends reinvested or optional cash payments invested on such participant's behalf divided by the applicable price per share. THE MANNER IN WHICH THE PLAN OPERATES DOES NOT PERMIT THE PLAN ADMINISTRATOR TO HONOR A REQUEST THAT A SPECIFIC NUMBER OF SHARES BE PURCHASED.

     CASH PAYMENTS

     Optional Cash Payments

          A Plan participant may choose to make an optional cash payment by enclosing a check or money order payable to The Montana Power Company,
     together with a Cash Payment Form.   Payments may vary in amount, but may
     not be less than $10 nor more than $60,000 per year. Cash Payment Forms are a part of the Authorization Form and, in addition, are included with each statement sent by the Plan Administrator.

          Optional cash payments received by the Company are transmitted promptly to an escrow bank account. Any interest earned on the escrow account will be used to defray costs of administering the Plan.

     Automatic Cash Payments

          A participant may elect to have monthly cash payments in a designated amount automatically charged against his or her bank account by completing and sending to the Plan Administrator, Investor Services, the Automatic Cash Payment Form. The Plan Administrator will make the necessary arrangements with the participant's bank so that, on or about the twenty-seventh day of each month, the participant's bank account will be charged with the designated amount. A participant will not be required to write any checks or mail any additional forms. A participant may discontinue this arrangement at any time by notifying the Plan Administrator, Investor Services in writing by the tenth day of any month. A participant may change the amount of the automatic cash payment by completing a new Automatic Cash Payment Form and providing it to the Plan Administrator, Investor Services, by the tenth day of any month.

     Employee Payroll Deduction

          An employee participant may choose to have payroll deductions in an even dollar amount, not less than $10 per deduction, nor more than $60,000 per year. However, if an employee participant who has chosen payroll deductions receives a hardship withdrawal under the Company's Deferred Savings and Employee Stock Ownership Plan, such deductions will be suspended for twelve months. An employee participant may initiate payroll deductions or change the amount of the deductions at any time by executing the Payroll Deduction Form and forwarding it to the Plan Administrator, Investor Services.

     PER SHARE PRICE

     Purchases from the Company

          The per share price of shares purchased from the Company during any Purchase Period is the average of the high and low prices of the common stock as reported on the consolidated tape on the first day of the month (or the dividend payment date with respect to reinvested dividends if other than the first day of the month) with respect to such Purchase Period or, if the common stock is not traded on such day, on the preceding day on which it is traded.

     Market Purchases

          The per share price of shares purchased by the Broker during any Purchase Period is the weighted average of the cost of all purchases of common stock (including brokerage commissions) during such Period. The Broker determines the prices paid for all shares purchased. Because the Purchase Period for shares purchased with reinvested dividends differs from the Period for shares purchased with optional cash payments, the per share price is calculated separately for shares purchased with reinvested dividends and for those purchased with optional cash payments.

     COSTS

        At present, there are no service charges for participating in the Plan. All costs of administration of the Plan are paid by the Company. However, the Company reserves the right at any time to charge an initial setup fee and quarterly handling fees. Should the Company determine to charge such fees, participants will be notified ninety days prior to their effective date.

        For so long as the Plan continues to purchase shares from the Company, participants will not pay any commissions on shares purchased through the Plan. However, should the Plan purchase shares through the Broker, participants would pay commissions on those shares. Because of the volume of shares purchased through the Plan, commissions should be less than those which participants would otherwise pay should they purchase, individually, a like number of shares.

         If a participant requests the Plan Administrator to sell his or her shares, the participant will pay any related brokerage commission and applicable taxes.

     DIVIDENDS ON FRACTIONAL SHARES

        Participants (other than beneficial owners) are credited with dividends on fractions of shares of common stock held in their Plan accounts.

     CERTIFICATES FOR SHARES; DEPOSITS AND WITHDRAWALS

        Shares of common stock purchased under the Plan by a participant and shares of common and/or preferred stock represented by certificates deposited by a participant for safekeeping in the Plan will be credited to that participant's account under the Plan.

        Upon written request of a participant to the Plan Administrator, any number of whole shares credited to that participant's account may be withdrawn and a certificate for such shares issued to the participant.
     Any remaining full shares and fraction of a share will continue to be credited to the participant's account. Certificates for shares issued to a participant will be registered in the same name or names in which that participant's account is maintained. Certificates for fractions of shares are not issued under any circumstances.

        Each broker and other nominee shareholder of record participating in the Plan on behalf of a beneficial owner receives quarterly from the Plan Administrator, along with the statement showing transactions for each of its designated accounts, one stock certificate registered in the name of such nominee shareholder for the total number of shares purchased for all such accounts and a check for the total of the uninvested dividends for all such accounts.

        Beneficial owner participants who want to obtain certificates for shares of common stock purchased on their behalves through the Plan must obtain them from their brokers or other nominee shareholders of record.

     SALE OF SHARES

        Upon the written request of a participant to the Plan Administrator, the Plan Administrator will instruct the Broker to sell any number of whole shares of common stock credited to the participant's account; provided, however, that (a) no shares of common stock will be sold during each period beginning on the common stock ex-dividend date and ending on the related dividend record date; and (b) the Plan Administrator, in its discretion, may refuse to sell shares of common stock deposited in the Plan for safekeeping or purchased with optional cash payments which have been in a participant's account for less than 90 days. The participant will pay any related brokerage commissions and applicable taxes and will receive the proceeds of the sale less these amounts. SHARES OF PREFERRED STOCK HELD IN THE PLAN WILL NOT BE SOLD FOR PARTICIPANTS.

        Beneficial owner participants who want to sell shares of common stock purchased on their behalves through the Plan must effect such sales through their brokers or other nominee shareholders of record.

     WITHDRAWAL FROM THE PLAN

        In order to withdraw from the Plan, a participant must notify the Plan Administrator in writing that he or she wishes to withdraw.

        Upon the withdrawal by a participant from the Plan, either (a) certificates for whole shares of common and preferred stock held in such participant's account will be issued and a payment will be made for any fraction of a share of common stock, or (b) if the participant has requested that all of the whole shares of common stock held in such participant's account be sold, those shares will be sold in the manner described under "Sale of Shares," the participant will receive the net proceeds of the sale, plus payment for any fractional share, and a certificate for any shares of preferred stock held in such account will be issued.

        If the request to withdraw is received by the Company on or prior to a dividend record date, that dividend and all subsequent dividends upon shares registered in the former participant's name will be paid by electronic funds transfer or check. If the request to withdraw is received by the Company after a dividend record date, that dividend will be reinvested for the participant's account and all subsequent dividends upon shares registered in the former participant's name will be paid by electronic funds transfer or check.

        If the request to withdraw is received by the Company prior to the twenty-eighth day of any month, any optional cash payment which the Company is holding will be returned. If the request is received after the twenty-seventh day of any month, any optional cash payment being held will be invested during the next Purchase Period.

        The sale by a participant of all shares of common and preferred stock registered in his or her name will not affect that participant's participation in the Plan.

        Beneficial owner participants who wish to withdraw from Plan participation must do so through their brokers or other nominee shareholders of record.

     RE-ENTRY

        Generally, a former participant in the Plan may elect to again participate at any time. However, the Plan Administrator reserves the right to reject any such re-entry for any reason whatsoever.

     CHANGE IN MANNER OF PARTICIPATION

        A participant may change the extent to which dividends are reinvested by completing a new Authorization Form specifying the change and sending it to the Plan Administrator, Investor Services. Changes with respect to dividend reinvestment become effective with respect to the next dividend payment if the Authorization Form is received by the Plan Administrator on or prior to the record date for that dividend. Changes with respect to automatic cash payments may be made in the manner described under "Cash Payments-Automatic Cash Payments."

        Beneficial owner participants who wish to change the extent to which they participate in the Plan must do so through their broker or other nominee shareholders of record.

     SAFEKEEPING

        A participant may deposit certificates representing shares of the Company's common stock and preferred stock registered in his or her name into his or her Plan account for safekeeping.

        Certificates representing shares to be deposited for safekeeping should be sent, together with a completed Safekeeping Authorization Form, by registered mail to the Plan Administrator, Investor Services, The Montana Power Company, 40 E Broadway, Butte, Montana 59701-9394. Certificates should not be endorsed. A Safekeeping Authorization Form may be obtained at any time by request to the Plan Administrator.

        It is suggested that participants use registered mail when sending stock certificates, declaring a value equal to 2% of the market value of the shares on the date of mailing. This amount would be the approximate cost of replacing the certificates should they be lost in the mail.

        It is the responsibility of the participant to retain his or her records relative to the cost of any shares represented by certificates deposited for safekeeping.

     PARTICIPANTS' ACCOUNTS AND REPORTS

        The Plan Administrator maintains an account for each participant. All shares purchased for a participant under the Plan or delivered by a participant for safe-keeping are credited to, and held in, such participant's account. When certificates for shares are issued to, or shares are sold for, a participant pursuant to the Plan, these shares are withdrawn from such participant's account.

        In addition to a quarterly statement of his or her account, each participant receives a statement following each purchase of additional shares with optional cash payments, each sale of shares and each withdrawal of certificates for shares and upon withdrawal from the Plan. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF SHARES PURCHASED, THEIR BASIS FOR FEDERAL INCOME TAX PURPOSES, THE PROCEEDS OF SALES AND THE AMOUNT OF DIVIDENDS REPORTABLE FOR FEDERAL INCOME TAX PURPOSES, AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, each participant receives each revised Prospectus for the Plan and copies of the same communications sent to all holders of common and preferred stock, including the Company's Annual Report and any Quarterly Reports to Shareholders, Notice of Annual Meeting and Proxy Statement and tax information for reporting dividends paid.

        Brokers and other nominee shareholders of record participating in the Plan receive from the Company, shortly after each dividend payment date, a statement identifying each account designated for reinvestment and showing for each such account the number of shares with respect to which dividends were to be reinvested, the total dividends paid, the number of shares purchased, the total cost of the shares, the amount of uninvested dividends remaining, the fair market (taxable) value of the shares and the total dividends reportable for Federal income tax purposes. With the statement, the broker or other nominee receives one certificate registered in its name for the total number of shares purchased for all of the designated accounts and a check for the total amount of uninvested dividends.

        Beneficial owner participants must look to their broker or other nominee for accounts and records of their participation in the Plan.

     SHARES PLEDGED

        Shares held in a participant's account may not be pledged.

     SHAREHOLDER VOTING

        Participants receive proxy cards covering total shares held, including shares held directly and shares held under the Plan. If a proxy card is returned properly signed and marked for voting, the shares covered are voted as marked. If a proxy card is returned properly signed, but without instructions as to the manner shares are to be voted with respect to any item thereon, the shares covered are voted in accordance with the recommendations of the Company's Board of Directors. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the shares covered are not voted.

     RESPONSIBILITY OF THE PLAN ADMINISTRATOR, THE CUSTODIAN AND THE BROKER

        The Broker shall not have any responsibility with respect to this Prospectus or the administration of the Plan. The Broker, in acting as agent for participants, the Plan Administrator, in administering the Plan, and the Custodian, in holding shares under the Plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instructions with respect thereto, and (b) with respect to the prices at which shares are purchased or sold for participants' accounts and the times at which such purchases or sales are made.

        PARTICIPANTS SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON THE SHARES PURCHASED UNDER THE PLAN, OR ASSURE PARTICIPANTS OF FUTURE DIVIDENDS.

     MODIFICATION OR TERMINATION OF PLAN; TERMINATION OF PARTICIPANTS

        The Company reserves the right to suspend, modify or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. The Company also reserves the right, at its discretion, to terminate participants who no longer actively participate in the Plan and whose Plan account contains less than one hundred shares. All affected participants will receive notice of any such suspension, modification or termination. In the event of any such termination, affected participants' shares held under the Plan will be delivered or sold in the manner described under "Withdrawal."

     PARTICIPATION BY FOREIGN AND OTHER HOLDERS SUBJECT TO WITHHOLDING

        Dividends reinvested by foreign persons, such as foreign corporations, trusts and estates and individuals who are not citizens or residents of the United States, whose dividends are subject to United States income tax withholding or other holders of common stock whose dividends are subject to United States back-up withholding, will be reinvested in an amount equal to the dividends less the amount of tax required to be withheld. Statements confirming purchases made for such participants will indicate the net dividend reinvested and amount of tax withheld.

     COMMUNICATIONS

        All communications concerning the Plan should be directed to the Plan Administrator as follows:

        Plan Administrator, Investor Services
        The Montana Power Company
        40 East Broadway
        Butte, Montana  59701-9394
        Telephone:  (out of Montana) 1-800-245-6767 or (in Montana)
                    1-800-325-6767
        Fax:   (406) 497-2149

                    TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

        The current Federal income tax consequences to a participant in the Plan will be as follows:

        With respect to reinvested cash dividends used to purchase authorized but unissued shares from the Company, a participant is treated for Federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the full number of shares and any fractional share purchased with reinvested dividends. The fair market value of such shares on the dividend payment date will be treated as dividend income to the participant to the extent of current or accumulated earnings and profits of the Company, as determined for Federal income tax purposes. The basis of the shares so purchased is equal to the fair market value of such shares on the dividend payment date.

        With respect to reinvested cash dividends used to purchase shares in the open market or through negotiated transactions, a participant is treated for Federal income tax purposes as having received a distribution in an amount equal to the cash used to purchase the shares and to pay the brokerage commissions to obtain the shares. Such distribution will be treated as dividend income to the participant to the extent of current or accumulated earnings and profits of the Company, as determined for Federal income tax purposes. The basis of the shares so purchased is equal to the amount of this distribution.

        A participant who purchases shares with optional cash payments recognizes no taxable income upon such purchases. The basis of shares purchased in this manner is the amount of the optional cash payment.

        A participant is not in receipt of taxable income upon the distribution to such participant of certificates for shares purchased under the Plan. Upon the subsequent sale of these shares, or upon the sale by the Company of shares held for his or her account, the participant recognizes capital gain or loss on the sale measured by the difference between the amount the participant receives and his or her tax basis for the shares sold.

        The foregoing is a general statement of Federal income tax consequences only. Each participant should consult his or her own tax advisor as to the specific application of the tax rules governing the Plan as they relate to such participant. The statements of account sent to participants should be retained for this purpose.

                             DESCRIPTION OF COMMON STOCK

        The following information is a summary of certain rights and privileges of the common stock of the Company. The summary does not purport to be
     complete.   Reference is made to the Company's Restated Articles of
     Incorporation and By-laws, which are exhibits to the Registration Statement of which this Prospectus constitutes a part, for complete statements. The following statements are qualified in their entirety by such references.

     Authorized and Outstanding Stock: The Company has 125,000,000 authorized shares, without par value, divided into 5,000,000 shares of preferred stock and 120,000,000 shares of common stock. On March 15, 1995, 1,919,589 shares of the preferred stock and 53,819,717 shares of the common stock were issued and outstanding. In addition, options to purchase 474,864 shares of common stock under the Long-Term Incentive Plan were outstanding on that date.

        The common stock is without par value and nonassessable. It is listed on the New York and Pacific Stock Exchanges.

     Voting Rights: Each holder of the preferred and common stock of the Company is entitled to vote cumulatively for the election of Directors, and otherwise to one vote for each share held. The Board of Directors has fourteen members, approximately one-third of whom are elected at each annual meeting for a term of three years. In general, the presence of a majority of the outstanding shares of the preferred and common stock will constitute a quorum at a meeting of shareholders; and the affirmative vote of the majority of the shares present shall be the act of the shareholders. Montana law requires (1) class voting upon such matters as a change in the number of authorized shares or in the relative rights and preferences of a class or series or the creation of a new class of stock having superior rights and preferences; and (2) the approval by two-thirds of the outstanding shares of preferred and common stock of a merger, consolidation or share exchange, the sale of all or substantially all of the Company's assets, or the voluntary dissolution of the Company. The Company's Restated Articles of Incorporation require the affirmative vote of a majority of the outstanding shares of the common stock (1) to redeem the preferred stock of the $6 Series, the $4.20 Series or the $2.15 Series, which consent has been given with respect to the $2.15 Series; and
     (2) the affirmative vote of a majority of the outstanding shares of preferred and common stock to create a new class of stock, or for shareholder amendment of the By-laws. The Restated Articles of Incorporation also require the affirmative vote of two-thirds of the shares of the preferred stock voting at a meeting at which a majority of the shares of the preferred stock shall be present to (1) create a class of stock or to create any security convertible into a class of stock ranking prior to the preferred stock, or (2) to change the express terms of the preferred stock in a manner substantially prejudicial to the holders thereof.

     Dividend Rights: Each series of the preferred stock is entitled, in preference to the common stock, to (a) cumulative dividends at the annual rates established for that series and (b) mandatory redemption payments if provided for that series. After full provision for preferred stock dividends and mandatory redemption payments, if any, the common stock is entitled to dividends declared out of any remaining funds available therefor.

     Liquidation Rights: In liquidation, the preferred stock is entitled, in preference to the common stock, to the amount per share fixed by the Directors in the resolutions providing for the issue of each particular series plus accumulated unpaid dividends. Thereafter, the common stock is entitled to all remaining assets.

     Preemptive Rights: Holders of the common stock do not have preemptive rights.

     Change of Control: The Company's Restated Articles of Incorporation include a fair price provision that is intended to provide protection against coercive takeover tactics deemed by the Board of Directors not to be in the best interests of all shareholders. It provides that in the event of certain business combinations, including mergers, consolidations, recapitalizations, certain sales or hypothecations of assets, liquidations and certain issuances of securities, involving a person or entity who is or may become the beneficial owner of 10% or more of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors (the "Voting Shares"), the amount of cash or other consideration to be paid to holders of the common stock must be at least equal to the higher of the highest price paid by the 10% shareholder in connection with the acquisition of certain of its shares of common stock or the highest quoted price of the common stock on certain dates related to such acquisition. Similar provisions apply to the acquisition of the preferred stock. The fair price provision does not apply in the event that such a business combination shall have been approved by either two-thirds of certain directors who are not affiliated with the 10% shareholder (the "Continuing Directors") or the holders of 70% of the Voting Shares. In addition, unless a proposed business combination has been approved by two-thirds of the Continuing Directors, certain other requirements must be met, including the requirement that a proxy or information statement describing the proposed business combination be mailed to shareholders at least 30 days prior to its consummation. The fair price provisions may not be amended or repealed except by the vote of holders of at least 70% of the Voting Shares unless the amendment or repeal is recommended by two-thirds of the Continuing Directors.

     Preferred Share Purchase Rights: The holders of the common stock have one preferred share purchase right (each a "Right") for each share of common stock. Each Right, evidenced by and traded with the shares of common stock, entitles the shareholder to purchase one one-hundredth of a share of Participating Preferred Shares, A Series, at an exercise price of $120.00, subject to certain adjustments. The Rights will be exercisable only if a person or group acquires 20% or more of the Company's Voting Shares or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's Voting Shares.

        If any person or group acquires 20% or more of the outstanding Voting Shares of the Company, each Right will entitle its holder (other than such person or members of such group) to purchase a number of shares of common stock or Participating Preferred Shares, A Series, having a market value of twice the Right's exercise price. If any person or group acquires between 20% and 50% of the outstanding Voting Shares of the Company, the Board of Directors of the Company may, subject to requisite regulatory approval, if any, require each outstanding Right to be exchanged for one share of common stock or one one-hundredth of a Participating Preferred Share, A Series (or assets in lieu thereof).

        In addition, after any person or group has acquired 20% or more of the outstanding Voting Shares of the Company, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person or group, or engage in certain "self-dealing" transactions with any person or group owning 20% or more of the outstanding Voting Shares of the Company, unless proper provision is made so that each Right would thereafter entitle its holder to purchase a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price.

        The Rights may be redeemed, at a redemption price of $.01 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 20% or more of the outstanding Voting Shares of the Company. The Rights will expire June 6, 1999.

     Transfer Agents and Registrars: The Transfer Agents for the common stock are the Company and First Chicago Trust Company of New York. The Registrars are First Chicago Trust Company of New York and First Bank Montana, National Association, Butte, Montana.

                                       EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The statements made as to matters of law and legal conclusions under
     (i) "Business-Utility Division-Regulation and Rates", "Business-Environment" and "Properties-Entech-Coal Properties", in the Company's Annual Report on Form 10-K, incorporated herein by reference, and (ii) under "Description of Common Stock" herein have been reviewed by Michael
     E. Zimmerman, Esq., General Counsel of the Company, and are set forth therein and herein upon the authority of such Counsel, as expert. The statements made as to matters of law and legal conclusions under "Tax Consequences of Participation in the Plan" herein have been reviewed by Reid & Priest LLP, tax counsel, and are set forth herein upon the authority of such counsel, as expert. As of March 15, 1995, Mr. Zimmerman owned approximately 2,059 shares through the Company's Deferred Savings and Employee Stock Ownership Plan and has been granted options to purchase 9,600 additional shares at the market price existing on the date of such grant. Mr. Zimmerman's shares, including the underlying shares subject to options granted to him, had a fair market value of approximately $268,157 on that date.

     ==========================================================================

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER, UNDER ANY CIRCUMSTANCES, SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSID- IARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.
                                    ____________

                                  TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
     Available Information . . . . . . . . . . . . . . . . . . . . . . . .    2
     Incorporation of Certain Documents by Reference . . . . . . . . . . .    2
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       Advantages  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       Administration  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       Participation . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       Enrollment and Optional Cash Payment Deadlines  . . . . . . . . . .    5
       Number of Common Shares Purchased for Participants  . . . . . . . .    6
       Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       Per Share Price . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       Dividends on Fractional Shares  . . . . . . . . . . . . . . . . . .    7
       Certificates for Shares; Deposits and Withdrawals . . . . . . . . .    7
       Sale of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       Withdrawal from the Plan  . . . . . . . . . . . . . . . . . . . . .    7
       Re-entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       Change in Manner of Participation . . . . . . . . . . . . . . . . .    8
       Safekeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       Participants' Accounts and Reports  . . . . . . . . . . . . . . . .    8
       Shares Pledged  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       Shareholder Voting  . . . . . . . . . . . . . . . . . . . . . . . .    9
       Responsibility of the Plan Administrator,
         the Custodian and the Broker  . . . . . . . . . . . . . . . . . .    9
       Modification or Plan Termination  . . . . . . . . . . . . . . . . .    9
       Participation by Foreign and Other Holders Subject to Withholding .    9
       Communications  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       Tax Consequences of Participation in the Plan . . . . . . . . . . .   10
       Description of Common Stock . . . . . . . . . . . . . . . . . . . .   10
       Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     ==========================================================================

                              THE MONTANA POWER COMPANY








                                ____________________

                                 P R O S P E C T U S
                                ____________________






                                DIVIDEND REINVESTMENT

                                         AND

                                 STOCK PURCHASE PLAN


                                          , 1995




     ==========================================================================

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     *Filing fee-Securities and Exchange Commission  . . . . . . . . .  $15,647
     Stock exchange listing fees . . . . . . . . . . . . . . . . . . .   17,250
     Legal fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40,000
     Auditor's fees  . . . . . . . . . . . . . . . . . . . . . . . . .    2,000
     Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .    6,103
                                                                         ------
        Total expenses . . . . . . . . . . . . . . . . . . . . . . . .  $85,000
                                                                        =======
     _________________

     *Actual, others estimated.


     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Restated Articles of Incorporation of the Company provide for the indemnification of directors and officers to the extent and in the manner provided in Sections 35-1-451 through 35-1-457, Montana Code Annotated, which Sections are as follows:

        35-1-451. Definitions. As used in 35-1-451 through 35-1-459, the following definitions apply:

        (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2) (a) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

        (b) Director includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3)  "Expenses" include attorneys' fees.

        (4) "Liability" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

        (5)  (a)  "Official capacity" means:

              (i) when used with respect to a director, the office of director in a corporation; or

              (ii) when used with respect to an individual other than a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

        (b) Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

        (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        35-1-452.  Authority to indemnify.

        (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if:

          (a)  he conducted himself in good faith;

          (b)  he reasonably believed:

              (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and

              (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

          (c) in the case of any criminal procedure, he had no reasonable cause to believe his conduct was unlawful.

        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii).

        (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, a determination that the director did not meet the standard of conduct described in this section.

        (4)  A corporation may not indemnify a director under this section:

          (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        35-1-453. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

        35-1-454.  Advance for expenses.

        (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in 35-1-452;

          (b) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and

          (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under 35-1-451 through 35-1-459.

        (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

        (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

        35-1-455. Court-ordered indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

        (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

        (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

        35-1-456.  Determination and authorization of indemnification.

        (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

        (2)  The determination must be made:

          (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (b) if a quorum cannot be obtained under subsection (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

          (c)  by special legal counsel:

              (i) selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) or (2)(b); or

              (ii) if a quorum of the board of directors cannot be obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by majority vote of the full board of directors in which selected directors who are parties may participate; or

          (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.

        35-1-457. Indemnification of officers, employees, and agents. Unless a corporation's articles of incorporation provide otherwise:

        (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as to a director;

        (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

        (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.


                                     * * * * * *


        The by-laws of the Company further provide that the foregoing right of indemnification shall not exclude or restrict any other rights or actions which any director or officer may have, and shall be available whether or not the director or officer continues to hold such office at the time of incurring such expense or discharging such liability.

        The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses and insuring officers and directors of the Company against certain other liabilities and expenses.

     ITEM 16.  LIST OF EXHIBITS.


                                      Incorporated by Reference
                                      -------------------------

                                                       PREVIOUS      EXHIBIT
     EXHIBIT NO.                                        FILING     DESIGNATION
     -----------                                       --------    -----------
     4(a)              Restated Articles of            33-56739        4(a)
                       Incorporation, as amended.

     4(b)              By-laws, as amended.

     4(c)              Rights Agreement dated as of    33-42882        4(d)
                       June 6, 1989, between The
                       Montana Power Company and
                       First Chicago Trust Company
                       of New York, as Rights Agent.

     5(a)              Opinion of Michael E.
                       Zimmerman, Esq.

     5(b) and 8        Opinion of Reid & Priest LLP.

     23(a)             Consent of Price Waterhouse LLP.

     23(b)             Consent of Michael E.
                       Zimmerman, Esq. (included in
                       Exhibit 5(a)).

     23(c)             Consent of Reid & Priest LLP
                       (included in Exhibit 5(b)).

     24                Power of Attorney (See page II-6).

     ITEM 17.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the
                 Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints each of the Agents for Service named in this registration statement as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Butte-Silver Bow, and State of Montana, on the 28th day of March, 1995.


                                           THE MONTANA POWER COMPANY


                                           By D. T. Berube
                                           -------------------------
                                           D.T. Berube, Chairman
                                             of the Board and Chief
                                             Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                        Title               Date
             ---------                        -----               ----

     /s/ D. T. Berube
     ------------------------------        Chairman of         March 28, 1995
     D. T. Berube                          the Board,
     (Principal Executive Officer)         Chief Executive
                                           Officer

     /s/ J. P. Pederson
     ------------------------------        Vice President      March 28, 1995
     J. P. Pederson                        and Chief
     (Principal Financial and              Financial
        Accounting Officer)                Officer

     /s/ D. T. Berube
     ------------------------------        Director            March 28, 1995
     D. T. Berube


     /s/ A. F. Cain
     ------------------------------        Director            March 28, 1995
     A. F. Cain


     /s/ R. D. Corette
     ------------------------------        Director            March 28, 1995
     R. D. Corette


     /s/ K. Foster
     ------------------------------        Director            March 28, 1995
     K. Foster

     /s/ R. P. Gannon
     ------------------------------        Director            March 28, 1995
     R. P. Gannon

     /s/ B. D. Harris
     ------------------------------        Director            March 28, 1995
     B. D. Harris

     /s/ C. T. Hibbard
     ------------------------------        Director            March 28, 1995
     C. T. Hibbard

             Signature                        Title               Date
             ---------                        -----               ----

     /s/ D. P. Lambros
     ------------------------------        Director            March 28, 1995
     D. P. Lambros

     /s/ C. Lehrkind, III
     ------------------------------        Director            March 28, 1995
     C. Lehrkind, III

     /s/ J. P. Lucas
     ------------------------------        Director            March 28, 1995
     J. P. Lucas

     /s/ A. K. Neill
     ------------------------------        Director            March 28, 1995
     A. K. Neill

     /s/ J. P. Pederson
     ------------------------------        Director            March 28, 1995
     J. P. Pederson

     /s/ G. H. Selover
     ------------------------------        Director            March 28, 1995
     G. H. Selover

     /s/ N. E. Vosburg
     ------------------------------        Director            March 28, 1995
     N. E. Vosburg

                                    EXHIBIT INDEX

     EXHIBIT                                                        PAGE
     -------                                                        ----

     4(b)              By-laws, as amended.

     5(a)              Opinion of Michael E.
                       Zimmerman, Esq.

     5(b) and 8        Opinion of Reid & Priest LLP.

     23(a)             Consent of Price Waterhouse LLP.

     23(b)             Consent of Michael E.
                       Zimmerman, Esq. (included in
                       Exhibit 5(a)).

     23(c)             Consent of Reid & Priest LLP
                       (included in Exhibit 5(b)).

     24                Power of Attorney (See page II-6).